Filed Pursuant to Rule 497
Registration Statement No.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Exhibit 2.s.9

PROSPECTUS SUPPLEMENT

(To Prospectus dated             , 201     )

             Shares

    % Series [        ] Preferred Stock

Liquidation Preference $         per share

We are offering for sale              shares of our Series          Preferred Stock. Our common stock is traded on The NASDAQ Global Select Market under the symbol “GLAD.” The last reported sale price for our common stock on              ,              was $         per share. The net asset value per share of our common stock at the close of business on              , 201     was $         per share. There currently is no market for the Series          Preferred Stock. We applied to list the Series          Preferred Stock on [        ]. The expected trading symbol for the Series          Preferred Stock is [        ].

	Per Share	Total(1)
Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

(1)	The aggregate expenses of the offering are estimated to be $ , which represents approximately $ per share.

The Underwriters are expected to deliver the Series          Preferred Stock in book-entry form through the Depositary Trust Company on or about         .

You should read this prospectus supplement and the accompanying prospectus before deciding whether to invest in our preferred stock and you should retain them for future reference. Additional information about us, including our annual, quarterly and current reports, has been filed with the Securities and Exchange Commission. This information is available free of charge on our corporate website at http://www.gladstonecapital.com.

An investment in our preferred stock involves certain risks, including, among other things, risks relating to investments in securities of small, private and developing businesses. We describe some of these risks in the section entitled “Risk Factors,” which begins on page P-5 of this prospectus supplement and page      of the accompanying prospectus. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss of purchasers of our preferred stock. You should carefully consider these risks together with all of the other information contained in this prospectus supplement and the accompanying prospectus before making a decision to purchase our preferred stock.

The preferred stock being offered has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

            , 201

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained in this prospectus supplement or the accompanying prospectus as if we had authorized it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and any accompanying prospectus is accurate as of the dates on their respective covers only. Our business, financial condition, results of operations and prospects may have changed since such dates.

Prospectus Supplement

Prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future performance or financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) the recurrence of adverse events in the economy and the capital markets; (2) risks associated with negotiation and consummation of pending and future transactions; (3) the loss of one or more of our executive officers, in particular David Gladstone, Terry Lee Brubaker or Robert L. Marcotte; (4) changes in our investment objectives and strategy; (5) availability, terms (including the possibility of interest rate volatility) and deployment of capital; (6) changes in our industry, interest rates, exchange rates or the general economy; (7) the degree and nature of our competition; (8) our ability to maintain our qualification as a RIC and as a Business Development Company; and (9) those factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. The forward-looking statements contained in this prospectus supplement, or the accompanying prospectus, are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

TERMS OF THE SERIES [        ] PREFERRED STOCK

Dividend Rate	The dividend rate will be %.

Dividend Payment Rate	[Dividends will be paid when, as and if declared on , , , and , commencing .] The payment date for the initial dividend period will be .]

Regular Dividend Period	Regular dividend periods will be days.

Liquidation Preference	$ per share

Non-Call Period	The shares may not be called for redemption at the option of the Company prior to .

Stock Exchange Listing

RISK FACTORS

[To be provided.]

USE OF PROCEEDS

We intend to use the net proceeds from this offering first to pay down existing short-term debt, then to make investments in small and mid-sized businesses in accordance with our investment objectives, with any remaining proceeds to be used for other general corporate purposes. Indebtedness under our credit line facility currently accrues interest at the rate of approximately [    ]% and matures on                     ,         . We anticipate that substantially all of the net proceeds of this offering will be utilized in the manner described above within three months of the completion of the offering. Pending such utilization, we intend to invest the net proceeds of this offering primarily in cash, cash equivalents, U.S. government securities, and other high-quality debt investments that mature in one year or less from the date of investment, consistent with the requirements for continued qualification as a RIC for federal income tax purposes.

CAPITALIZATION

[To be provided.]

ASSET COVERAGE RATIO

[To be provided.]

SPECIAL CHARACTERISTICS AND RISKS OF THE SERIES [        ] PREFERRED STOCK

[To be provided.]

DESCRIPTION OF THE SERIES [        ] PREFERRED STOCK

[To be provided.]

TAXATION

[To be provided.]

UNDERWRITING

[To be provided.]

LEGAL MATTERS

Certain legal matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Venable LLP, Baltimore, Maryland, will pass upon the legality of certain of the securities offered by us and certain other matters of Maryland law. [Certain legal matters will be passed upon for the underwriters by         .]

             Shares

Gladstone Capital Corporation

    % Series [        ] Preferred Stock

(Liquidation Preference $         per share)

PROSPECTUS SUPPLEMENT

            , 201